Exhibit 99.1

PerkinElmer Announces Financial Results for the Fourth Quarter and Full Year of 2022

  Fourth quarter revenue from continuing operations of $741 million; (28)% reported growth; (23)% organic growth; 8% non-COVID organic growth
  Combined* total fourth quarter revenue of $1,089 million; 8% combined non-COVID organic growth
  Fourth quarter GAAP EPS from continuing operations of $0.85; combined adjusted EPS of $1.70
  Initiates Full Year 2023 Guidance

WALTHAM, Mass.--(BUSINESS WIRE)--February 14, 2023--PerkinElmer, Inc. (NYSE: PKI), a global leader committed to innovating for a healthier world, today reported financial results for the fourth quarter and full year ended January 1, 2023.

Fourth Quarter 2022

The Company reported GAAP earnings per share from continuing operations of $0.85, as compared to GAAP earnings per share from continuing operations of $1.45 in the same period a year ago. GAAP revenue for the quarter from continuing operations was $741 million, as compared to $1,028 million in the same period a year ago. GAAP operating income from continuing operations for the quarter was $137 million, as compared to $300 million for the same period a year ago. GAAP operating profit margin from continuing operations was 18.5% as a percentage of revenue, as compared to 29.2% in the same period a year ago.

Adjusted operating income from continuing operations was $240 million, as compared to $432 million for the same period a year ago. Adjusted operating profit margin from continuing operations was 32.3% as a percentage of revenue, as compared to 42.0% in the same period a year ago.

Combined adjusted earnings per share for the quarter was $1.70, as compared to $2.56 in the same period a year ago. Combined adjusted revenue for the quarter was $1,089 million, as compared to $1,365 million in the same period a year ago. Combined adjusted operating income for the quarter was $298 million, as compared to $459 million for the same period a year ago. Combined adjusted operating profit margin was 27.3% as a percentage of adjusted revenue, as compared to 33.6% in the same period a year ago.

Full Year 2022

The Company reported GAAP earnings per share from continuing operations of $4.13 in 2022, as compared to GAAP earnings per share from continuing operations of $7.62 in 2021. GAAP revenue from continuing operations for the year was $3,312 million, as compared to $3,828 million in 2021. GAAP operating income from continuing operations for the year was $743 million, as compared to $1,258 million in 2021. GAAP operating profit margin from continuing operations was 22.4% as a percentage of revenue, as compared to 32.9% in 2021.

Adjusted operating income from continuing operations for the year was $1,212 million, as compared to $1,637 million in 2021. Adjusted operating profit margin from continuing operations was 36.6% as a percentage of revenue, as compared to 42.7% in 2021.

Combined adjusted earnings per share for the year was $7.95, as compared to $11.36 in 2021. Combined adjusted revenue for the year was $4,611 million, as compared to $5,070 million in 2021. Combined adjusted operating income for the year was $1,381 million, as compared to $1,771 million in 2021. Combined adjusted operating profit margin was 30.0% as a percentage of adjusted revenue, as compared to 34.9% in 2021.

Adjustments for the Company's non-GAAP financial measures have been noted in the attached reconciliations.

*Combined financial metrics are defined as the combination of continuing operations and discontinued operations. Discontinued operations consist of the Applied, Food and Enterprise Services (AES) businesses currently held for sale.

“2022 was an excellent year for the Company, both operationally and financially, setting us up extremely well to take the next exciting step in our corporate journey by soon separating into two standalone companies,” said Prahlad Singh, president and chief executive officer of PerkinElmer. “In 2023, we enter into the next chapter in our history which will uniquely focus on providing breakthrough scientific tools to fuel our customers' development and delivery of the next generation of novel therapies and diagnostics.”

Financial Overview by Reporting Segment for the Fourth Quarter and Full Year 2022

Discovery & Analytical Solutions Continuing Operations

  Fourth quarter 2022 revenue was $347 million, as compared to $318 million in the same period a year ago. Reported revenue increased 9% and organic revenue increased 13% as compared to the same period a year ago.
  Full year revenue was $1,293 million, as compared to $898 million in 2021. Reported revenue increased 44% and organic revenue increased 15% as compared to 2021.
  Fourth quarter 2022 segment operating income was $146 million, as compared to $117 million for the same period a year ago. Segment operating profit margin was 41.9% as a percentage of revenue, as compared to 36.9% in the same period a year ago.
  Full year 2022 segment operating income was $503 million, as compared to $282 million in 2021. Full year segment operating profit margin was 38.9% as a percentage of revenue, as compared to 31.4% in 2021.

Discovery & Analytical Solutions Combined* Operations

  Fourth quarter 2022 combined revenue was $695 million, as compared to $655 million in the same period a year ago. Combined revenue increased 6% and combined organic revenue increased 11% as compared to the same period a year ago.
  Full year combined revenue was $2,591 million, as compared to $2,137 million in 2021. Combined reported revenue increased 21% and organic revenue increased 12% as compared to 2021.
  Fourth quarter 2022 combined segment operating income was $204 million, as compared to $144 million for the same period a year ago. Combined segment operating profit margin was 29.3% as a percentage of revenue, as compared to 22.0% in the same period a year ago.
  Full year combined segment operating income was $673 million, as compared to $415 million in 2021. Full year combined segment operating profit margin was 26.0% as a percentage of revenue, as compared to 19.4% in 2021.

Diagnostics

  Fourth quarter 2022 revenue was $394 million, as compared to $710 million for the same period a year ago. Reported revenue decreased 44% and organic revenue decreased 39% as compared to the same period a year ago.
  Full year revenue was $2,020 million, as compared to $2,933 million in 2021. Reported revenue decreased 31% and organic revenue decreased 29% as compared to 2021.
  Fourth quarter 2022 segment operating income was $113 million, as compared to $335 million for the same period a year ago. Segment operating profit margin was 28.7% as a percentage of revenue, as compared to 47.1% in the same period a year ago.
  Full year segment operating income was $782 million, as compared to $1,433 million in 2021. Full year segment operating profit margin was 38.7% as a percentage of revenue, as compared to 48.9% in 2021.

Initiates Full Year 2023 Guidance

For the full year 2023, the Company forecasts total revenue from continuing operations of $2.94 billion and adjusted earnings per share of $5.05. This guidance assumes no contribution from COVID related revenues.

Guidance for the full year 2023 is provided on a non-GAAP basis and cannot be reconciled to the closest GAAP measures without unreasonable effort due to the unpredictability of the amounts and timing of events affecting the items the Company excludes from these non-GAAP measures. The timing and amounts of such events and items could be material to the Company’s results prepared in accordance with GAAP.

Webcast Information

The Company will discuss its fourth quarter and full year 2022 results and its outlook for business trends during a webcast on February 14, 2023, at 8:00 a.m. Eastern Time. A live audio webcast and presentation will be available on the Investors section of the Company’s website, ir.perkinelmer.com.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities, acquisitions and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," “estimates”, "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) the effect of the COVID-19 pandemic on our sales and operations; (3) fluctuations in the global economic and political environments; (4) our failure to introduce new products in a timely manner; (5) our ability to execute acquisitions and divestitures, such as the divestiture of the Applied, Food and Enterprise Services businesses, license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (6) our ability to compete effectively; (7) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (8) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (9) disruptions in the supply of raw materials and supplies; (10) our ability to retain key personnel; (11) significant disruption in our information technology systems, or cybercrime; (12) our ability to realize the full value of our intangible assets; (13) our failure to adequately protect our intellectual property; (14) the loss of any of our licenses or licensed rights; (15) the manufacture and sale of products exposing us to product liability claims; (16) our failure to maintain compliance with applicable government regulations; (17) regulatory changes; (18) our failure to comply with healthcare industry regulations; (19) economic, political and other risks associated with foreign operations; (20) the United Kingdom’s withdrawal from the European Union; (21) our ability to obtain future financing; (22) restrictions in our credit agreements; (23) discontinuation or replacement of LIBOR; (24) significant fluctuations in our stock price; (25) reduction or elimination of dividends on our common stock; and (26) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer is a leading, global provider of end-to-end solutions that help scientists, researchers and clinicians better diagnose disease, discover new and more personalized drugs, monitor the safety and quality of our food, and drive environmental and applied analysis excellence. With an 85-year legacy of advancing science and a mission of innovating for a healthier world, our dedicated team of more than 16,000 collaborates closely with commercial, government, academic and healthcare customers to deliver reagents, assays, instruments, automation, informatics and strategic services that accelerate workflows, deliver actionable insights and support improved decision making. We are also deeply committed to good corporate citizenship through our dynamic ESG and sustainability programs. The Company reported revenues of approximately $4.6 billion1 in 2022, serves customers in 190 countries, and is a component of the S&P 500 index. Additional information is available at www.perkinelmer.com. Follow PerkinElmer on LinkedIn, Twitter, Facebook, Instagram, and YouTube.

[1]Includes the combined revenue of continuing operations and discontinued operations

PerkinElmer, Inc. and Subsidiaries
CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Twelve Months Ended
(In thousands, except per share data)	January 1, 2023	January 2, 2022	January 1, 2023	January 2, 2022

Revenue	$741,214	$1,027,910	$3,311,822	$3,827,808

Cost of revenue	304,884	384,114	1,321,992	1,393,821
Selling, general and administrative expenses	244,325	283,365	1,025,514	975,193
Research and development expenses	54,536	60,584	221,617	200,337

Operating income from continuing operations	137,469	299,847	742,699	1,258,457

Interest income	(1,565)	(919)	(3,589)	(2,241)
Interest expense	22,508	27,721	103,955	102,128
Change in fair value of financial securities	1,433	(2,419)	15,754	(10,985)
Other (income) expense, net	(23,354)	(24,240)	(25,258)	(34,027)

Income from continuing operations, before income taxes	138,447	299,704	651,837	1,203,582

Provision for income taxes	30,950	115,615	129,161	314,146

Income from continuing operations	107,497	184,089	522,676	889,436

Income from discontinued operations, before income taxes	37,600	11,975	73,604	76,304
Provision for income taxes on discontinued operations and dispositions	7,439	5,880	17,101	22,583

Income from discontinued operations and dispositions	30,161	6,095	56,503	53,721

Net income	$137,658	$190,184	$579,179	$943,157

Diluted earnings per share:
Income from continuing operations	$0.85	$1.45	$4.13	$7.62

Income from discontinued operations and dispositions	0.24	0.05	0.45	0.46

Net income	$1.09	$1.50	$4.58	$8.08

Weighted average diluted shares of common stock outstanding	126,476	126,715	126,426	116,674

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information (1):
(per share, continuing operations)

GAAP EPS from continuing operations	$0.85	$1.45	$4.13	$7.62
Amortization of intangible assets	0.71	0.77	2.93	2.20
Debt extinguishment costs	(0.02)	-	(0.02)	-
Purchase accounting adjustments	0.00	0.18	0.36	0.35
Acquisition and divestiture-related costs	0.11	0.07	0.32	0.69
Change in fair value of financial securities	0.01	(0.02)	0.12	(0.09)
Asset impairment	-	-	-	0.03
Significant litigation matters and settlements	0.00	0.00	(0.00)	0.00
Disposition of businesses and assets, net	(0.02)	-	(0.02)	(0.02)
Mark to market on postretirement benefits	(0.18)	(0.18)	(0.18)	(0.20)
Restructuring and other, net	(0.01)	0.03	0.11	0.12
Tax on above items	(0.07)	(0.17)	(0.84)	(0.66)
Significant tax items	0.04	0.29	0.02	0.44
Adjusted EPS from Continuing Operations	1.41	2.42	6.92	10.49

GAAP EPS from discontinued operations	$0.24	$0.05	$0.45	$0.46
Amortization of intangible assets included in discontinued operations	-	0.06	0.13	0.29
Purchase accounting adjustments	-	0.00	0.00	0.00
Acquisition and divestiture-related costs included in discontinued operations	0.24	0.07	0.61	0.20
Significant litigation matters and settlements	-	0.00	-	0.00
Mark to market on postretirement benefits	(0.05)	(0.01)	(0.05)	(0.01)
Restructuring and other, net included in discontinued operations	(0.00)	(0.00)	0.10	0.02
Addback depreciation expense on assets held for sale	(0.03)	-	(0.05)	-
Tax on above items	(0.12)	(0.03)	(0.17)	(0.09)
Less non-AES income tax items in discontinued operations	0.00	0.00	0.00	0.00
Adjusted EPS from AES	$0.28	$0.14	$1.03	$0.87

Combined Adjusted EPS including the results of AES	$1.70	$2.56	$7.95	$11.36

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
REVENUE AND OPERATING INCOME (LOSS)

	Three Months Ended		Twelve Months Ended
(In thousands, except percentages)	January 1, 2023	January 2, 2022	January 1, 2023	January 2, 2022

Adjusted Revenue and Operating Income

Reported revenue	741,214	1,027,910	3,311,822	3,827,808
Revenue purchase accounting adjustments	205	202	814	2,648
Adjusted revenue	741,419	1,028,112	3,312,636	3,830,456

Reported operating income from continued operations	137,469	299,847	742,699	1,258,457
OP%	18.5%	29.2%	22.4%	32.9%
Amortization of intangible assets	90,169	97,923	370,638	256,569
Purchase accounting adjustments	87	22,186	45,681	40,993
Acquisition and divestiture-related costs	13,961	8,429	39,826	62,760
Asset impairment	-	-	-	3,868
Significant litigation matters and settlements	5	2	(627)	2
Restructuring and other, net	(1,863)	3,841	13,580	14,358
Adjusted operating income	239,828	432,228	1,211,797	1,637,007
OP%	32.3%	42.0%	36.6%	42.7%

Segment Revenue and Segment Operating Income

DAS	347,425	318,498	1,292,909	897,718
Diagnostics	393,994	709,614	2,019,727	2,932,738
Revenue purchase accounting adjustments	(205)	(202)	(814)	(2,648)
Reported revenue	741,214	1,027,910	3,311,822	3,827,808

DAS	145,582	117,388	503,243	281,602
	41.9%	36.9%	38.9%	31.4%
Diagnostics	113,004	334,540	781,985	1,432,769
	28.7%	47.1%	38.7%	48.9%
Corporate	(18,758)	(19,700)	(73,431)	(77,364)
Subtotal reportable segments	239,828	432,228	1,211,797	1,637,007

Amortization of intangible assets	(90,169)	(97,923)	(370,638)	(256,569)
Purchase accounting adjustments	(87)	(22,186)	(45,681)	(40,993)
Acquisition and divestiture-related costs	(13,961)	(8,429)	(39,826)	(62,760)
Asset impairment	-	-	-	(3,868)
Significant litigation matters and settlements	(5)	(2)	627	(2)
Restructuring and other, net	1,863	(3,841)	(13,580)	(14,358)
Reported operating income from continued operations	137,469	299,847	742,699	1,258,457

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
REVENUE AND OPERATING INCOME (LOSS)

	Three Months Ended		Twelve Months Ended
(In thousands, except percentages)	January 1, 2023	January 2, 2022	January 1, 2023	January 2, 2022

Adjusted Revenue and Operating Income Combined with AES

Reported revenue	741,214	1,027,910	3,311,822	3,827,808
Revenue purchase accounting adjustments	205	202	814	2,648
Adjusted revenue	741,419	1,028,112	3,312,636	3,830,456

Reported operating income from continued operations	137,469	299,847	742,699	1,258,457
OP%	18.5%	29.2%	22.4%	32.9%
Amortization of intangible assets	90,169	97,923	370,638	256,569
Purchase accounting adjustments	87	22,186	45,681	40,993
Acquisition and divestiture-related costs	13,961	8,429	39,826	62,760
Asset impairment	-	-	-	3,868
Significant litigation matters and settlements	5	2	(627)	2
Restructuring and other, net	(1,863)	3,841	13,580	14,358
Adjusted operating income	239,828	432,228	1,211,797	1,637,007
OP%	32.3%	42.0%	36.6%	42.7%

AES reported revenue	347,554	336,415	1,298,376	1,239,361

AES reported operating income from continued operations	31,771	10,297	68,413	73,921
OP%	9.1%	3.1%	5.3%	6.0%
Amortization of intangible assets	-	7,638	16,984	33,664
Purchase accounting adjustments	-	295	6	295
Acquisition and divestiture-related costs	30,176	8,581	77,212	23,647
AES depreciation addback	(3,545)	-	(5,908)	-
Significant litigation matters and settlements	-	101	-	101
Restructuring and other, net	(425)	(427)	12,706	2,074
AES Adjusted operating income	57,977	26,485	169,413	133,702
OP%	16.7%	7.9%	13.0%	10.8%

Combined reported revenue	1,088,768	1,364,325	4,610,198	5,067,169
Revenue purchase accounting adjustments	205	202	814	2,648
Combined adjusted revenue	1,088,973	1,364,527	4,611,012	5,069,817

Combined operating income from continued operations	169,240	310,144	811,112	1,332,378
OP%	15.5%	22.7%	17.6%	26.3%
Amortization of intangible assets	90,169	105,561	387,622	290,233
Purchase accounting adjustments	87	22,481	45,687	41,288
Acquisition and divestiture-related costs	44,137	17,010	117,038	86,407
AES depreciation addback	(3,545)	-	(5,908)	-
Asset impairment	-	-	-	3,868
Significant litigation matters and settlements	5	103	(627)	103
Restructuring and other, net	(2,288)	3,414	26,286	16,432
Combined adjusted operating income	297,805	458,713	1,381,210	1,770,709
OP%	27.3%	33.6%	30.0%	34.9%

Combined DAS Revenue and Segment Operating Income

Combined DAS	694,979	654,913	2,591,285	2,137,079
Diagnostics	393,994	709,614	2,019,727	2,932,738
Revenue purchase accounting adjustments	(205)	(202)	(814)	(2,648)
Combined revenue	1,088,768	1,364,325	4,610,198	5,067,169

Combined DAS	203,559	143,873	672,656	415,304
	29.3%	22.0%	26.0%	19.4%
Diagnostics	113,004	334,540	781,985	1,432,769
	28.7%	47.1%	38.7%	48.9%
Corporate	(18,758)	(19,700)	(73,431)	(77,364)
Subtotal reportable segments combined with AES	297,805	458,713	1,381,210	1,770,709

Amortization of intangible assets	(90,169)	(105,561)	(387,622)	(290,233)
Purchase accounting adjustments	(87)	(22,481)	(45,687)	(41,288)
Acquisition and divestiture-related costs	(44,137)	(17,010)	(117,038)	(86,407)
AES depreciation addback	3,545	-	5,908	-
Asset impairment	-	-	-	(3,868)
Significant litigation matters and settlements	(5)	(103)	627	(103)
Restructuring and other, net	2,288	(3,414)	(26,286)	(16,432)
Combined operating income from continued operations	169,240	310,144	811,112	1,332,378

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	January 1, 2023	January 2, 2022

Current assets:
Cash and cash equivalents	$454,358	$603,320
Accounts receivable, net	612,780	707,941
Inventories, net	405,462	425,890
Other current assets	122,254	148,255
Current assets of discontinued operations	1,702,967	555,374
Total current assets	3,297,821	2,440,780

Property, plant and equipment, net	482,950	485,531
Operating lease right-of-use assets	188,351	164,040
Intangible assets, net	3,377,174	3,821,847
Goodwill	6,481,768	6,627,119
Other assets, net	298,787	312,887
Long-term assets of discontinued operations	-	1,148,350
Total assets	$14,126,851	$15,000,554

Current liabilities:
Current portion of long-term debt	$470,929	$4,240
Accounts payable	272,826	324,811
Accrued expenses and other current liabilities	578,301	679,099
Current liabilities of discontinued operations	244,448	205,594
Total current liabilities	1,566,504	1,213,744

Long-term debt	3,923,347	4,979,737
Long-term liabilities	1,072,120	1,422,549
Operating lease liabilities	169,968	147,395
Long-term liabilities of discontinued operations	2,036	95,884
Total liabilities	6,733,975	7,859,309

Total stockholders' equity	7,392,876	7,141,245
Total liabilities and stockholders' equity	$14,126,851	$15,000,554

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Twelve Months Ended
	January 1, 2023	January 2, 2022	January 1, 2023	January 2, 2022
	(In thousands)		(In thousands)

Operating activities:
Net income	$137,658	$190,184	$579,179	$943,157
Income from discontinued operations and dispositions, net of income taxes	(30,161)	(6,095)	(56,503)	(53,721)
Income from continuing operations	107,497	184,089	522,676	889,436
Adjustments to reconcile income from continuing operations to net cash provided by continuing operations:
Restructuring and other, net	(1,863)	3,841	13,580	14,358
Depreciation and amortization	104,234	114,057	427,000	311,443
Stock-based compensation	11,742	12,994	51,518	29,675
Pension and other postretirement income	(22,464)	(29,214)	(23,104)	(28,509)
Change in fair value of contingent consideration	(608)	1,566	(1,377)	3,119
Amortization of deferred debt financing costs and accretion of discounts	1,264	1,738	7,310	4,962
Gain on disposition of businesses and assets, net	(2,887)	-	(2,887)	(1,970)
Change in fair value of financial securities	1,433	(2,419)	15,754	(10,985)
Debt extinguishment gain	(2,788)	-	(2,880)	-
Amortization of acquired inventory revaluation	250	20,473	45,289	35,201
Asset impairment	-	-	-	3,868
Changes in assets and liabilities which provided (used) cash, excluding effects from companies acquired:
Accounts receivable, net	(54,044)	(66,334)	66,093	165,590
Inventories	(4,159)	13,098	(48,634)	32,280
Accounts payable	(15,837)	32,406	(43,804)	(7,577)
Accrued expenses and other	(8,105)	49,833	(355,761)	(110,707)
Net cash provided by operating activities of continuing operations	113,665	336,128	670,773	1,330,184
Net cash provided by (used in) operating activities of discontinued operations	25,493	(537)	9,037	80,566
Net cash provided by operating activities	139,158	335,591	679,810	1,410,750

Investing activities:
Capital expenditures	(26,130)	(26,954)	(85,632)	(86,020)
Purchases of investments	(7,166)	(4,000)	(47,181)	(23,130)
Proceeds from notes receivables	-	-	8,890	-
Proceeds from surrender of life insurance policies	-	109	-	109
Proceeds from disposition of businesses and assets	8,842	-	14,505	1,460
Cash paid for acquisitions, net of cash acquired	-	(17,008)	(7,518)	(3,982,216)
Net cash used in investing activities of continuing operations	(24,454)	(47,853)	(116,936)	(4,089,797)
Net cash used in investing activities of discontinued operations	(1,229)	(12,097)	(15,915)	(22,961)
Net cash used in investing activities	(25,683)	(59,950)	(132,851)	(4,112,758)

Financing Activities:
Payments on borrowings	(20,000)	(368,008)	(240,000)	(1,559,133)
Proceeds from borrowings	20,000	256,000	240,000	1,400,282
Proceeds from term loan	-	-	-	500,000
Payments of term loan	-	-	(500,000)	-
Payments of senior debt	(50,404)	-	(57,876)	(339,605)
Proceeds from sale of senior debt	-	-	-	3,086,095
Payments of debt financing costs	-	-	-	(30,983)
Settlement of cash flow hedges	-	(3,023)	(762)	(4,482)
Settlement of swaps	-	(14,314)	-	(14,314)
Net payments on other credit facilities	(811)	(938)	(1,292)	(13,670)
Payments for acquisition-related contingent consideration	-	(2,208)	(5)	(2,208)
Proceeds from issuance of common stock under stock plans	7,861	2,360	14,114	25,120
Purchases of common stock	(24,501)	(60)	(80,638)	(73,072)
Dividends paid	(8,841)	(8,834)	(35,344)	(32,373)
Net cash (used in) provided by financing activities of continuing operations	(76,696)	(139,025)	(661,803)	2,941,657
Net cash (used in) provided by financing activities of discontinued operations	-	-	-	-
Net cash (used in) provided by financing activities	(76,696)	(139,025)	(661,803)	2,941,657

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	17,656	(6,341)	(33,747)	(22,926)

Net increase (decrease) in cash, cash equivalents, and restricted cash	54,435	130,275	(148,591)	216,723
Cash, cash equivalents, and restricted cash at beginning of period	416,311	489,062	619,337	402,614
Cash, cash equivalents, and restricted cash at end of period	$470,746	$619,337	$470,746	$619,337

Supplemental disclosure of cash flow information:
Reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total shown in the consolidated statements of cash flows:
Cash and cash equivalents	$454,358	$603,320	$454,358	$603,320
Restricted cash included in other current assets	1,040	1,018	1,040	1,018
Restricted cash included in other assets	349	-	349	-
Cash and cash equivalents included in current assets of discontinued operations	14,999	14,999	14,999	14,999
Total cash, cash equivalents and restricted cash	$470,746	$619,337	$470,746	$619,337

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

Continuing Operations
Three Months Ended
January 1, 2023
Organic revenue growth:
Reported revenue growth from continuing operations	-28%
Less: effect of foreign exchange rates	-5%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	-23%
Less: effect of COVID products	-31%
Non-COVID organic revenue growth from continuing operations	8%

Combined PKI
Three Months Ended
January 1, 2023
Combined organic revenue growth:
Reported revenue growth from continuing operations	-28%
Plus: effect of discontinued operations	8%
Less: effect of foreign exchange rates	-5%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Combined organic revenue growth	-15%
Less: effect of COVID products	-23%
Combined non-COVID organic revenue growth	8%

DAS
Three Months Ended
January 1, 2023
Organic revenue growth:
Reported revenue growth continuing operations	9%
Less: effect of foreign exchange rates	-4%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	13%

Combined DAS
Three Months Ended
January 1, 2023
Combined organic revenue growth:
Reported revenue growth from DAS continuing operations	9%
Plus: effect of discontinued operations	-3%
Less: effect of foreign exchange rates	-5%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Combined organic revenue growth	11%

Diagnostics
Three Months Ended
January 1, 2023
Organic revenue growth:
Reported revenue growth continuing operations	-44%
Less: effect of foreign exchange rates	-5%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	-39%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

DAS
Twelve Months Ended
January 1, 2023
Organic revenue growth:
Reported revenue growth continuing operations	44%
Less: effect of foreign exchange rates	-4%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	32%
Organic revenue growth from continuing operations	15%

Combined DAS
Twelve Months Ended
January 1, 2023
Combined organic revenue growth:
Reported revenue growth from DAS continuing operations	44%
Plus: effect of discontinued operations	-23%
Less: effect of foreign exchange rates	-4%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	14%
Combined organic revenue growth	12%

Diagnostics
Twelve Months Ended
January 1, 2023
Organic revenue growth:
Reported revenue growth continuing operations	-31%
Less: effect of foreign exchange rates	-4%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	2%
Organic revenue growth from continuing operations	-29%

(1) amounts may not sum due to rounding

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that, in order to more fully understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash, non-recurring or other items, which result from facts and circumstances that vary in frequency and impact on continuing operations. Accordingly, we present non-GAAP financial measures as a supplement to the financial measures we present in accordance with GAAP. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by adjusting for certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

We use the term “adjusted revenue” to refer to GAAP revenue, including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year.

We use the term “combined adjusted revenue” to refer to GAAP revenue, including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules and including revenue from the AES business reported in discontinued operations. We use the related term “combined adjusted revenue growth” to refer to the measure of comparing current period combined adjusted revenue with the corresponding period of the prior year.

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency changes and revenue from recent acquisitions and divestitures and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year. We use the related term “non-COVID organic revenue growth” to refer to the measure of comparing current period organic revenue excluding revenue from COVID related products and services with the corresponding period of the prior year excluding revenue from COVID related products and services.

We use the term “combined organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency changes and revenue from recent acquisitions and divestitures and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules and including revenue from the AES business reported in discontinued operations. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year. We use the related term “combined non-COVID organic revenue growth” to refer to the measure of comparing current period organic revenue excluding revenue from COVID related products and services with the corresponding period of the prior year excluding revenue from COVID related products and services.

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets and inventory fair value adjustments related to business acquisitions, asset impairments, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue.

We use the term “combined adjusted gross margin” to refer to GAAP gross margin, adjusted for the inclusion of the AES business reported in discontinued operations and including the depreciation of long-lived assets that is ceased upon reporting the business as held for sale. Additional adjustments include: excluding amortization of intangible assets and inventory fair value adjustments related to business acquisitions, asset impairments, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “combined adjusted gross margin percentage” to refer to combined adjusted gross margin as a percentage of combined adjusted revenue.

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, purchase accounting adjustments, acquisition and divestiture-related expenses, acceleration of executive compensation, significant litigation matters and settlements, asset impairments, and significant environmental charges. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue.

We use the term “combined adjusted SG&A expense” to refer to GAAP SG&A expense, adjusted for the inclusion of the AES business reported in discontinued operations and including the depreciation of long-lived assets that is ceased upon reporting the business as held for sale. Additional adjustments include: excluding amortization of intangible assets, purchase accounting adjustments, acquisition and divestiture-related expenses, acceleration of executive compensation, significant litigation matters and settlements, asset impairments, and significant environmental charges. We use the related term “combined adjusted SG&A percentage” to refer to combined adjusted SG&A expense as a percentage of combined adjusted revenue.

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets and purchase accounting adjustments. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue.

We use the term “combined adjusted R&D expense” to refer to GAAP R&D expense, adjusted for the inclusion of the AES business reported in discontinued operations and including the depreciation of long-lived assets that is ceased upon reporting the business as held for sale. Additional adjustments include: excluding amortization of intangible assets and purchase accounting adjustments. We use the related term “combined adjusted R&D percentage” to refer to combined adjusted R&D expense as a percentage of combined adjusted revenue.

We use the term “adjusted net interest and other expense” to refer to GAAP net interest and other expense, excluding adjustments for mark-to-market accounting on post-retirement benefits, changes in the value of financial securities and debt extinguishment costs.

We use the term “adjusted operating income,” to refer to GAAP operating income, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, acceleration of executive compensation, significant litigation matters and settlements, significant environmental charges, asset impairments, and restructuring and other charges. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” or “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue.

We use the term “combined adjusted operating income,” to refer to GAAP operating income, adjusted for the inclusion of the AES business reported in discontinued operations and including the depreciation of long-lived assets that is ceased upon reporting the business as held for sale. Additional adjustments include: including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, acceleration of executive compensation, significant litigation matters and settlements, significant environmental charges, asset impairments, and restructuring and other charges. We use the related terms “combined adjusted operating profit percentage,” “combined adjusted operating profit margin,” or “combined adjusted operating margin” to refer to combined adjusted operating income as a percentage of combined adjusted revenue.

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding discontinued operations, amortization of intangible assets, debt extinguishment costs, other purchase accounting adjustments, acquisition and divestiture-related expenses, acceleration of executive compensation, significant litigation matters and settlements, significant environmental charges, changes in the value of financial securities, disposition of businesses and assets, net, asset impairments and restructuring and other charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate this non-GAAP measure. We also adjust for any tax impact related to the above items and exclude the impact of significant tax events.

We use the term “combined adjusted earnings per share,” or “combined adjusted EPS,” to refer to GAAP earnings per share, adjusted for the inclusion of the AES business reported in discontinued operations and including the depreciation of long-lived assets that is ceased upon reporting the business as held for sale. Additional adjustments include: including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding discontinued operations, amortization of intangible assets, debt extinguishment costs, other purchase accounting adjustments, acquisition and divestiture-related expenses, acceleration of executive compensation, significant litigation matters and settlements, significant environmental charges, changes in the value of financial securities, disposition of businesses and assets, net, asset impairments and restructuring and other charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate this non-GAAP measure. We also adjust for any tax impact related to the above items and exclude the impact of significant tax events.

Management includes or excludes the effect of each of the items identified below in the applicable non-GAAP financial measure referenced above for the reasons set forth below with respect to that item:

  Amortization of intangible assets— purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.
  Debt extinguishment costs—we incur costs and income related to the extinguishment of debt; including make-whole payments to debt holders, accelerated amortization of debt fees and discounts, and expense or income from hedges to lock in make-whole payments. We exclude the impact of these items from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules— accounting rules require us to account for the fair value of revenue from contracts assumed in connection with our acquisitions. As a result, our GAAP results reflect the fair value of those revenues, which is not the same as the revenue that otherwise would have been recorded by the acquired entity. We include such revenue in our non-GAAP measures because we believe the fair value of such revenue does not accurately reflect the performance of our ongoing operations for the period in which such revenue is recorded.
  Other purchase accounting adjustments—accounting rules require us to adjust various balance sheet accounts, including inventory, fixed assets and deferred rent balances to fair value at the time of the acquisition. As a result, the expenses for these items in our GAAP results are not the same as what would have been recorded by the acquired entity. Accounting rules also require us to estimate the fair value of contingent consideration at the time of the acquisition, and any subsequent changes to the estimate or payment of the contingent consideration and purchase accounting adjustments are charged to expense or income. We exclude the impact of any changes to contingent consideration from our non-GAAP measures because we believe these expenses or benefits do not accurately reflect the performance of our ongoing operations for the period in which such expenses or benefits are recorded.
  Acquisition and divestiture-related expenses—we incur legal, due diligence, stay bonuses, incentive awards, stock-based compensation, interest expense, foreign exchange gains and losses, integration expenses and other costs related to acquisitions and divestitures. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Asset impairments—we incur expense related to asset impairments. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Acceleration of executive compensation—the announced retirement of a senior executive resulted in an acceleration of compensation expense. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Restructuring and other charges—restructuring and other charges consist of employee severance, other exit costs as well as the cost of terminating certain lease agreements or contracts as well as costs associated with relocating facilities. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are reported.
  Adjustments for mark-to-market accounting on post-retirement benefits—we exclude adjustments for mark-to-market accounting on post-retirement benefits, and therefore only our projected costs are used to calculate our non-GAAP measures. We exclude these adjustments because they do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure.
  Significant litigation matters and settlements—we incur expenses related to significant litigation matters, including the costs to settle or resolve various claims and legal proceedings. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Significant environmental charges—we incur expenses related to significant environmental charges. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Disposition of businesses and assets, net—we exclude the impact of gains or losses from the disposition of businesses and assets from our adjusted earnings per share. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
  Impact of foreign currency changes on the current period— we exclude the impact of foreign currency from these measures by using the prior period’s foreign currency exchange rates for the current period because foreign currency exchange rates are subject to volatility and can obscure underlying trends.
  Impact of significant tax events—we exclude the impact of significant tax events, such as the Tax Cuts and Jobs Act of 2017. Management does not believe the impact of significant tax events accurately reflects the performance of our ongoing operations for the periods in which the impact of such events was recorded.
  Changes in value of financial securities—we exclude the impact of changes in the value of financial securities. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
  Inclusion of the AES business in combined information—we report the results of the AES business in discontinued operations and include those results as a component of combined information. Management believes that including the results of the AES business in discontinued operations as a component of combined information increases the comparability of the financial results with historically presented results as well as recent forecasts.
  Depreciation of fixed assets ceased upon reporting the business as held for sale—we exclude the impact of ceasing depreciation of fixed assets that are held for sale. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such expenses were ceased.

The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, debt extinguishment costs, other costs related to business acquisitions and divestitures, acceleration of executive compensation, significant litigation matters and settlements, significant environmental charges, changes in the fair value of financial securities, adjustments for mark-to-market accounting on post-retirement benefits, disposition of businesses and assets, net, restructuring and other charges, and the revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision. The tax effect for the impact from foreign currency exchange rates on the current period is calculated based on the average rate currently in effect to determine our tax provision.

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures by which to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above is also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

Contacts

Investor Relations:
Steve Willoughby (781) 663-5677
steve.willoughby@perkinelmer.com

Media:
Fara Goldberg (781) 663-5699
fara.goldberg@perkinelmer.com